Exhibit 99.1

Youngevity International, Inc Provides Business Update in Open Letter to Shareholders

San Diego, CA – January 14, 2021 – Youngevity International, Inc. (OTCMKTS: YGYI) (“YGYI” or the “Company”), a multi-channel lifestyle company operating in three distinct business segments, including a commercial coffee enterprise, a direct marketing enterprise, and a commercial hemp enterprise, today issued an open letter to shareholders.

Dear Shareholders,

First, the management team at YGYI would like to extend well wishes for a happy, healthy, and prosperous 2021. We entered 2020 with a great deal of optimism and we were confident that we had the Company well positioned for a solid year. Although COVID-19 has negatively impacted so many of us, our Company included, meeting our financial reporting requirements became a challenge we were unable to overcome in 2020. On November 19, 2020, as you know, we issued a press release announcing the delisting of YGYI’s securities from The Nasdaq Stock Market LLC (“Nasdaq”). The delisting was based upon our non-compliance with the filing requirements set forth in Nasdaq Listing Rule 5250 (c)(1) for failing to file our Form 10-K for the year end December 31, 2019, and Forms 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. We understand and shared in the disappointment this announcement caused our team and our shareholders. Our intention, as stated in the press release, continues to be our drive to get current in our financial reporting and relisting on Nasdaq or another national securities exchange.

As promised, we are issuing this shareholder communication letter to provide an update on our progress. We greatly appreciate your patience and understanding as we are working through this important process.

Restatement & Listing Update

As previously announced YGYI has engaged MaloneBailey, LLP as our auditors and we have been diligently working to complete our 2019 and 2020 quarterly and annual financial statement filings. The challenge we faced delivering our financial statements timely was due to a revenue recognition issue related to our green coffee distribution business with a related party. This revenue recognition challenge was isolated to our operations in Nicaragua.

We are proceeding as expeditiously, and thoroughly, as possible with our new auditors to complete any restatements that may be required and remain focused on becoming current on our financial reporting. Our goal is to complete this process as quickly as possible, filing our 2019 financial reporting on or before March 15, 2021.We anticipate completing our 2020 quarterly and annual reports by May 15, 2021. The Company and its auditors have set a goal and anticipate being on a current reporting cadence by July 15, 2021.

The Company’s common stock is expected to trade on the OTC Pink Market until such time that the Company may apply for relisting to a national securities exchange. To that end, we intend to ramp up its efforts to strengthen its internal controls and financial reporting to expedite the relisting process.

Business Update

YGYI continues to operate in three distinct business segments: Direct Selling (“DSS”), Commercial Coffee (“CC”) and Commercial Hemp Segment (“CHS”). On March 12, 2020, we announced plans to consider the divestiture of its Direct Selling Segment, however, at this time, we remain committed to leveraging the full capabilities of all three business segments to maximize revenue growth and profits. We may explore divestiture discussions after we become current with our financial reporting, have addressed any material weaknesses in its financial reporting, and fully evaluated our opportunities to move back to a national exchange.

All of our segments have been employing cost-cutting measures, including staff reductions, limits on travel, reducing fixed overhead, and eliminating unnecessary expenses. Although staff has been reduced across the enterprise, the remaining team members are picking up the slack by doing whatever it takes to make the business run as efficiently as possible, and we are fully operational.

The Direct Selling Segment, due to COVID-19 restrictions, was forced to eliminate many marketing initiatives including annual conventions, incentive trips and quarterly road shows. However, the business has been implementing virtual events wherever possible to keep the field engaged and active. DSS added exciting new products in 2020 including a host of products that have been keenly focused on current consumer interests and demands including, Beyond Tangy Tangerine 2.5 (BTT 2.5), Beyond Immune FX, Collagen Peptides Joint Support, and Ultimate Zinc and Ultimate Iodine Tinctures. Additionally, the Company has drastically improved both the functionality of its Youngevity.com and hempfx.com web sites, which is making the buying process easier for our distributors and customers. DSS will continue to enhance and streamline its product offering wherever possible.

The Commercial Coffee (“CC”) Segment has faced a challenging year in 2020 predominantly due to COVID -19 and its impact on the cruise line industry, as well as the delays it caused in getting its new mill operations up and running for the 2021 season. Significant reduction in revenue from our cruise line customers, which represented approximately 16% of CC’s 2019 gross revenues, has negatively impacted the Company. Fortunately, CC has seen a pickup in its private label and branded business with more consumers drinking coffee at home due to the pandemic. This helped to partially offset some of the negative impact from the cruise line industry.

The CC Segment, as documented in its public filings, faced revenue recognition challenges for its green coffee distribution business in 2019 due to related party transactions and the materiality of same. This impacted the timely financial filings of the of the Company’s financial statements. This challenge had a negative spillover effect into 2020.

Moving into 2021 the CC segment has contracts for $35 million of gross revenue for green coffee distribution to ship throughout the year and we are optimistic that the cruise line business will begin sailing again the summer of 2021.

The Commercial Hemp Segment has faced a number of challenges and beginning in the 3rd quarter of 2020 began a process to change over its management team. This changeover was completed by the end of 2020 and the Company believes it has strong leadership in the right positions to drive future growth. CHS added a new Division President that has over 30 years of experience running one of the premier manufacturing companies in supplements and hemp-based product and has senior executives in place focused on sales as well as R&D and formulation.

The CHS segment obtained its cGMP certification at the end of 2020. The segment has shifted toward finished goods manufacturing and now manufactures a number of finished products for white label and private label including Soft Gels, Tinctures, Gummies, Creams, and Ointments featuring hemp derived ingredients.

CHS, with the expertise of its new division President, is in the process of examining whether its cGMP certified facility can be leveraged to produce products that are currently manufactured by third parties for our DSS segment.

Enhancing the Board and Senior Leadership

We have substantially strengthened the YGYI management team and Board, improved controls and coordination within the Company, and enhanced our governance. Since mid-2020, we have made the following updates to our leadership team:

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Bill Thompson was appointed CFO of the Company with a 100% focus in this area.

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Dave Briskie retained the position of President and Board Member and has added the role of Chief Investment Officer relinquishing his part time role of CFO to Bill Thompson.

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The Board has added Dan Dorsey who also is on the audit committee. Dan Dorsey replaced the board seat vacated when Bill Thompson became the CFO of the Company.

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The Company has added a new division President to the Commercial Hemp/Supplement Manufacturing Segment as well as a Director of R&D.

Moving Forward

In summary, despite the disappointing challenges that we faced at the end of 2020, we have continued to move our business forward, expanding our management team capabilities, and building a more efficient enterprise while implementing additional governance best practices, oversight, and control measures.

We will continue working towards completing the restatement and implementing measures to improve day-to-day operations, and work tirelessly to transform our Company in a manner that better leverages our core assets and capabilities and works toward delivering long-term value for shareholders.

We would like to thank you for your continued support of YGYI. Additionally, we would like to thank our employees, their families, and our customers for their faithfulness, incredible loyalty and support during what has been a challenging time for the Company and in consideration of the pandemic. We pledge to do all that we can within our control to put the Company back on track with transparency and timely current filings of its financial information.

Stay safe and healthy.

Steve Wallach Dave Briskie	Bill Thompson
CEO, and Chairman of the Board President and CIO, Board Member	Chief Financial Officer

About Youngevity International, Inc.

Youngevity International, Inc. ( NASDAQ : YGYI ), is a multi-channel lifestyle company operating in 3 distinct business segments including a commercial coffee enterprise, a commercial hemp enterprise, and a multi-vertical omni direct selling enterprise. The Company features a multi country selling network and has assembled a virtual Main Street of products and services under one corporate entity, YGYI offers products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services. For investor information, please visit YGYI.com. Be sure to like us on Facebook and follow us on Twitter.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements, and include statements regarding  plans to become current in our financial reporting, strengthen our internal controls and financial reporting, and relist on Nasdaq or another national securities exchange. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to become current in our financial reporting, our ability to implement additional governance best practices oversight and control measures, our ability to relist on Nasdaq or another national securities exchange, our ability to continue our coffee segment and hemp segment growth, our ability to continue our international growth, our ability to leverage our platform and global infrastructure to drive organic growth, our ability to improve our profitability, expand our liquidity, and strengthen our balance sheet, the acceptance of the omni-direct approach by our customers, our ability to expand our distribution, our ability to continue our financial performance and the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts:

Youngevity International, Inc.
Dave Briskie
President and Chief Investment Officer
1 800 982 3189 X6500

Investor Relations
YGYI Investor Relations
investors@ygyi.com